As filed with the Securities and Exchange Commission on April 18, 2001 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                            CYPRESS BIOSCIENCE, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                          22-2389839
(State of Incorporation)                    (I.R.S. Employer Identification No.

                          ----------------------------

                        4350 Executive Drive, Suite 325
                              San Diego, CA 92121
                    (Address of principal executive offices)

                         -----------------------------
                     2000 Equity Incentive Plan, As Amended
                           (Full title of the plans)

                          Jay D. Kranzler, Ph.D., M.D.
                            Chief Executive Officer
                            Cypress Bioscience, Inc.
                        4350 Executive Drive, Suite 325
                              San Diego, CA 92121
                                 (858) 452-2323
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:
                            Frederick T. Muto, Esq.
                            Denise L. Woolard, Esq.
                               Cooley Godward LLP
                        4365 Executive Drive, Suite 1100
                              San Diego, CA 92121
                                 (858) 550-6000

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                    Proposed Maximum     Proposed Maximum
      Title of Securities                                               Offering            Aggregate          Amount of
       to be Registered              Amount to be Registered (1)    Price per Share (2)  Offering Price (1)  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock
 (par value $.02)                         562,500 shares                 $0.785             $441,562.50          $110.39
=============================================================================================================================

(1) Includes 562,500 shares issuable pursuant to Registrant's 2000 Equity Incentive Plan, as amended.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457 (h)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are calculated on the basis of the average of the high and low sales prices of Registrant's Common Stock on April 11, 2001, as reported on The Nasdaq SmallCap Market.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Cypress Bioscience, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement except as modified or superseded or modified herein:

     (a)  The Company's 10-K for the year ended December 31, 2000.

     (b)  Form 8-A containing a description of the Company's securities.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.



                           DESCRIPTION OF SECURITIES

     Not applicable.



                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS



     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.
The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware Law. The Company is also empowered under its bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person who it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers and currently maintains directors and officers insurance coverage.

                      EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

                                    EXHIBITS




Exhibit
Number     Description
------     -----------
   5.1     Opinion of Cooley Godward LLP.
  23.1     Consent of Ernst & Young LLP, Independent Auditors.
  23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
  24.1     Power of Attorney is contained on the signature page.
  99.1     2000 Equity Incentive Plan, as amended.(1)
  99.2     Form of Stock Option Agreement(1)

(1) Incorporated by reference to the Form 10-K filed on April 2, 2001 for the year ended December 31, 2000.

                                  UNDERTAKINGS


Item 9.  Undertakings.

  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 18, 2001.

                                    Cypress Bioscience, Inc.

                                    By:            /s/ Jay D. Kranzler
                                       -------------------------------

                                    Title:  Chief Executive Officer
                                          -------------------------------------


                               POWER OF ATTORNEY

     Know to All Persons By These Presents, that each person whose signature appears below constitutes and appoints Jay D. Kranzler, M.D., Ph.D., as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                              Title                              Date
        /s/  Jay D. Kranzler                 Chief Executive Officer, Chief           April 18, 2001
-------------------------------------------  Financial Officer, Chairman of the
      (Jay D. Kranzler, M.D., Ph.D.)         Board (Principal Executive and
                                             Accounting Officer)


        /s/  Samuel D. Anderson              Director                                 April 18, 2001
-------------------------------------------
           (Samuel D. Anderson)


          /s/  Larry J. Kessel               Director                                 April 18, 2001
-------------------------------------------
           (Larry J. Kessel, M.D.)


                                             Director                                 April   , 2001
-------------------------------------------
           (Charles Nemeroff)


        /s/  Jack H. Vaughn                  Director                                 April 18, 2001
-------------------------------------------
(Jack H. Vaughn)

                                 EXHIBIT INDEX


Exhibit
Number                                       Description
---------                                    -----------
   5.1     Opinion of Cooley Godward LLP.
  23.1     Consent of Ernst & Young LLP.
  23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
  24.1     Power of Attorney is contained on the signature page.
  99.1     2000 Equity Incentive Plan, as amended.(1)
  99.2     Form of Stock Option Agreement.(1)

(1) incorporated by reference to the Form 10-K filed on April 2, 2001 for the year ended December 31, 2000.